UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.

Effective January 8, 2026, the President, Qianglong Zeng, and the Secretary, Jiexin Wang, of the Company resigned from their respective officer positions. Mr. Zeng continues to serve as a member of the Company’s Board of Directors. Such resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On January 8, 2026, the Board of Directors appointed Mengqing Fan, the Company’s current Chief Executive Officer, to also serve as President, and appointed Kairui Yu, a current member of the Company’s Board of Directors, to serve as Secretary of the Company, effective immediately.

There are no arrangements or understandings between Ms. Fan or Mr. Yu and any other persons pursuant to which they were appointed to their respective positions, and there are no family relationships between either of them and any director or executive officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUITE.ORG INC.

Date: January 8, 2026	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer，Director, Chairwoman of the Board

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